UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2023

KORE Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40856	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Ravinia Drive NE, Suite 500

Atlanta, GA 30346

877- 710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	The New York Stock Exchange
Warrants to purchase common stock	KORE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed on November 9, 2023, KORE Group Holdings, Inc., a Delaware corporation (the “Company”), entered into an Investment Agreement (the “Investment Agreement”) with Searchlight IV KOR, L.P., a Delaware limited partnership affiliated with Searchlight Capital Partners, L.P. (the “Purchaser”), whereby the Company agreed to issue and sell to the Purchaser (i) shares of Series A-1 Preferred Stock of the Company, par value of $0.0001 per share (the “Series A-1 Preferred Stock”), at a price per share of $1,000, and (ii) a warrant (the “Warrant”) to purchase shares of common stock of the Company, par value of $0.0001 per share (the “Common Stock”), with an exercise price of $0.01 per share (as may be adjusted in accordance with the Warrant) in a private placement (collectively, the “Financing”) for an aggregate purchase price of $150 million. The Financing closed on November 15, 2023 (the “Closing”), and the Company issued to the Purchaser an aggregate of 150,000 shares of the Series A-1 Preferred Stock and the Warrant to purchase up to an aggregate of 11,800,000 shares of Common Stock (as may be adjusted in accordance with the Warrant).

On the terms and subject to the conditions set forth in the Investment Agreement, from and after the Closing until the date that is six months following the Closing, the Company has the option to issue and sell to the Purchaser for an aggregate purchase price of up to $20 million, additional shares of Series A-1 Preferred Stock and additional warrants to purchase shares of Common Stock, the proceeds of which may be used by the Company solely to repurchase shares of Common Stock from a stockholder (excluding any directors, executive officers and certain affiliates of the Company ) in an amount not to exceed 10 million shares of Common Stock and otherwise on the terms set forth in the Investment Agreement.

At the Closing, the Company (i) amended and restated (the “Amended and Restated Investor Rights Agreement”) its Investor Rights Agreement, dated as of September 30, 2021, by and among the Company, Cerberus Telecom Acquisition Holdings, LLC (“Cerberus”), the ABRY Entities (as defined therein) (“ABRY”) and certain other stockholders of Maple Holdings Inc. (a predecessor entity to the Company), (ii) entered into voting agreements (the “Voting Agreements”) with each of Cerberus and ABRY and (iii) filed with the Secretary of State of the State of Delaware certificate of designations (the “Certificates of Designations”) relating to the Series A-1 Preferred Stock and the Series A-2 Preferred Stock of the Company, par value of $0.0001 per share, into which shares of the Series A-1 Preferred Stock are automatically convertible under certain circumstances set forth in the Certificate of Designations for the Series A-1 Preferred Stock.

In addition, on November 15, 2023, the previously announced credit agreement (the “New Credit Agreement”) entered into on November 9, 2023 by and among the Company, only with respect to certain limited sections thereof, KORE Wireless Group, Inc., as borrower, and certain other subsidiaries of the Company, as guarantors, Whitehorse Capital Management, LLC, as Administrative Agent and Collateral Agent, and UBS Securities LLC, as Lead Arranger and Bookrunner, that consisted of a term loan of $185.0 million as well as a senior secured revolving credit facility of $25.0 million (collectively, the “Credit Facilities”) became effective. The proceeds of the Credit Facilities were used to fully repay the previously existing senior secured term loan and revolver facilities entered into on December 21, 2018 (as from time to time amended and supplemented) with UBS.

The foregoing description of the Investment Agreement , the Certificates of Designations, the Warrant, the Amended and Restated Investor Rights Agreement, the Voting Agreements and the New Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Investment Agreement and the New Credit Agreement, which were filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 9, 2023, and are incorporated herein by reference, and the Certificates of Designations, the Warrant, the Amended and Restated Investor Rights Agreement and the Voting Agreements, which are filed as Exhibits 3.1, 3.2, 4.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The information disclosed under Item 1.01 above is incorporated by reference into this Item 3.02. All of the shares of Series A-1 Preferred Stock and the Warrant issued at the Closing and the shares of Common Stock issuable upon exercise of the Warrants were offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03.

Item 5.02. Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Amended and Restated Investor Rights Agreement, effective upon the Closing, the board of directors of the Company (the “Board”) appointed each of (i) Andrew Frey to serve as a Class I director of the Company until the 2025 Annual Meeting of Stockholders and (ii) David Fuller to serve as a Class II director of the Company until the 2026 Annual Meeting of Stockholders. In addition, Mr. Frey has been appointed to serve on the Compensation Committee of the Board and Mr. Fuller has been appointed to serve on the Nominating and Corporate Governance Committee of the Board, in each case, effective upon the Closing.

Except as described in this Current Report on Form 8-K, there are no transactions between either (i) Mr. Frey and the Company or (ii) Mr. Fuller and the Company, in each case that would be reportable under Item 404(a) of Regulation S-K.

Mr. Frey and Mr. Fuller entered into indemnification agreements with the Company requiring the Company to indemnify each of them, respectively, to the fullest extent permitted under Delaware law with respect to their service as directors. The indemnification agreements are in substantially the form entered into with the Company’s other directors and executive officers and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 30, 2021.

Mr. Frey is a partner at Searchlight Capital Partners, a global private equity firm. Prior to joining Searchlight Capital Partners in 2011, Mr. Frey was a managing principal at Quadrangle Group where he primarily focused on telecommunications and technology investments. Mr. Frey serves on the board of directors of each of Mitel Networks Corporation, Consolidated Communications Holdings, Inc., and Ziply Fiber, LLC. Mr. Frey received a B.S. in finance and B.A.S. in systems engineering from the University of Pennsylvania.

Mr. Fuller is currently an Operating Partner at Searchlight Capital Partners and previously served as a Senior Advisor to the Technology, Media and Telecom practice at Boston Consulting Group, a global management consulting firm. From March 2021 to January 2022, Mr. Fuller was the President of Rogers Wireless at Rogers Communications Inc., a Canadian communications and media company. Previous to this, from 2014 to January 2019, Mr. Fuller was Executive Vice President of TELUS Corporation (“TELUS”), a Canadian telecommunications company, where he held the role of President, TELUS Consumer and Small Business Solutions. He also served as the Chief Marketing Officer of TELUS from 2009 to 2014 and the Senior Vice President, Business Solutions Marketing from 2004 to 2009. Prior to joining TELUS, Mr. Fuller spent almost 15 years in the management consulting industry with a number of firms, culminating in the country managing partner role at KPMG Consulting.

Mr. Fuller is a corporate director of Great-West Lifeco and Canada Life. He is also serves as a director on the boards of directors of Consolidated Communications Holdings, Ziply Fiber LLC and Mitel Networks Corporation. Mr. Fuller is a professional engineer and holds an MBA from the Schulich School of Business at York University and a Bachelor of Applied Science in Engineering from Queen’s University.

In addition, on November 15, 2023, in connection with the Amended and Restated Investor Rights Agreement and the revised Board structure, Mark Neporent resigned from the Board and all committees of the Board.

Item 7.01. Regulation FD Disclosure

On November 16, 2023, the Company issued a press release announcing the Closing.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate of Designations of the Series A-1 Preferred Stock.

3.2	Certificate of Designations of the Series A-2 Preferred Stock.

4.1	Warrant, dated as of November 15, 2023

10.1	Amended and Restated Investor Rights Agreement, dated as of November 15, 2023, by and among the Company, Cerberus, ABRY and Searchlight.

10.2	Voting Agreement, dated as of November 15, 2023, by and between the Company and Cerberus.

10.3	Voting Agreement, dated as of November 15, 2023, by and between the Company and ABRY.

99.1	Press Release, dated November 16, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: November 16, 2023	By:	/s/ Jack W. Kennedy Jr.
		Name:	Jack W. Kennedy Jr.
		Title:	Executive Vice President, Chief Legal Officer & Secretary